UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Shareholder Name

Address

Address

Address

Reference Number:

URGENT – VOTE TODAY!

RE:	Russell Investment Company May 3, 2016 Shareholder Meeting and Proxy Vote Process

Dear Shareholder:

The Russell Investment Company funds’ special shareholder meeting is imminent, and we still need your vote.

YOUR voice is critical in this proxy vote process. Please vote today!

Please call 1-844-700-1478 (toll free) and provide the reference number above.

•	Monday through Thursday – between 9:00 a.m. and 10:00 p.m., Eastern time
•	Friday – between 9:00 a.m. and 6:00 p.m., Eastern time
•	Saturday – between 10:00 a.m. and 6:00 p.m., Eastern time

By calling this toll-free number, you will be speaking with a representative of Boston Financial Data Services, the firm assisting Russell Investments in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the funds that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

After careful consideration, the Board of Trustees of Russell Investment Company unanimously recommends that shareholders vote in favor of the proposal.

We appreciate your voting. Thank you for investing with Russell Investments.

Sincerely,

Len Brennan	Sandra Cavanaugh
CEO, Russell Investments	President and CEO, Russell Investment Company

RFS 16766-4A

URGENT – VOTE TODAY!

RE:	Russell Investment Company May 3, 2016 Shareholder Meeting and Proxy Vote Process

Dear Shareholder:

The Russell Investment Company funds’ special shareholder meeting is imminent, and we still need your vote.

YOUR voice is critical in this proxy vote process. Please vote today!

There are several convenient ways for you to vote if you do not plan to attend the shareholder meeting:

›	For personal assistance, call 1-844-700-1478 (toll free) between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Thursday, between 9 a.m. and 6:00 p.m. Eastern time on Friday, and between 10:00 a.m. and 6:00 p.m. Eastern time on Saturdays.
•	By calling this toll-free number, you will be speaking with a representative of Boston Financial Data Services, the firm assisting Russell Investments in the effort of gathering votes.
•	Please have the proxy materials you received in the mail at the time you call. The representative will not have access to your confidential information and the telephone line is also recorded for your protection.

›	Visit the website listed on your proxy card.

›	Call the toll-free number listed on your proxy card.

›	Mail the proxy card. Please be sure to sign, date, and return the card in the included postage-paid envelope.

After careful consideration, the Board of Trustees of Russell Investment Company unanimously recommends that shareholders vote in favor of the proposal.

We appreciate your voting. Thank you for investing with Russell Investments.

Sincerely,

Len Brennan	Sandra Cavanaugh
CEO, Russell Investments	President and CEO, Russell Investment Company

RFS 16766-4B

[Advisor Name],

Per our conversation, you can find additional Proxy related information below or on RussellLINK. Please let me know if you have any additional questions.

•	A letter from Sandy Cavanaugh for use with shareholders outlining the purpose of the vote
•	Proxy Statements Final Filing Overview (FP use only)
•	Updated Proxy Process Timeline (FP use only)
•	Sample text for an email to your clients

Best Regards,

Regional Director Name

(xxx) xxx-xxx

Email@russell.com

Russell Investments

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND

NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investments is a trade name and registered trademark of Frank Russell Company, a Washington USA corporation, which operates through subsidiaries worldwide and is part of London Stock Exchange Group.

Copyright © Russell Investments 2016. All rights reserved.

Securities products and services are offered through Russell Financial Services, Inc., member FINRA, 1301 Second Avenue, Seattle, WA 98101, part of Russell Investments.

First Used: March 2016. RFS 16990

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RSSL-MKTG

Pre-recorded phone calls for proxy

Version A:

Hello, this is Sandy Cavanaugh, President and CEO of Russell Investment Company and I am calling to ask that you please take a moment to vote your Russell Investment Company mutual fund proxy.

As a shareholder in the funds, you should have recently received a packet of information describing the proposal and a request to take action. As of today, our records show we have not received your vote.

Your input is critical no matter how many shares you own and we need your vote before the Shareholder meeting on May 3, 2016.

Voting is quick and easy.

You can vote by following the instructions on the proxy card that you received in the information packet. Or you may call 1-844-700-1478.

I appreciate your prompt attention to this very important matter and thank you for your time and your vote.

Version B:

Hello, this is Sandy Cavanaugh, President and CEO of Russell Investment Company and I am calling to ask that you please take a moment today to vote your Russell Investment Company mutual fund proxy.

The special shareholder meeting is fast approaching on May 3, 2016 and we need your help.

Some of the funds that you invest in have not yet reached the minimum number of votes needed before the shareholder meeting.

Your vote is critical no matter how many shares you own.

Voting is quick and easy.

You can vote by following the instructions on the proxy card that you received in the information packet. Or you may call 1-844-700-1478.

I appreciate your prompt attention to this very important matter and thank you for your time and your vote.